Exhibit 5.2

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON NEW YORK _____________ ALGIERS LONDON MONTERREY PARIS
ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com

March 13, 2012

Heckmann Corporation

300 Cherrington Parkway, Suite 200

Coraopolis, PA 15108

Ladies and Gentlemen:

We have acted as your special Texas counsel in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) filed on February 14, 2012 with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of the offer and sale, pursuant to Rule 415 under the Securities Act, of certain securities, including your debt securities (the “Debt Securities”) that may be guaranteed by your subsidiaries Heckmann Water Resources Corporation, a Texas corporation (“HWR”), and Heckmann Water Resources (CVR), Inc., a Texas corporation (together with HWR, the “Texas Entities”). This opinion letter is furnished to you at your request.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

(a) The Registration Statement, including the prospectus (the “Prospectus”) included therein.

(b) The respective forms of senior indenture (the “Senior Indenture”) and subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) included as Exhibits 4.7 and 4.8 of the Registration Statement (including the respective guarantees the “Guarantees” of the Texas Entities included as Article XV of the Senior Indenture and Article XVI of the Subordinated Indenture), pursuant to which the Debt Securities will be issued.

We have also examined originals or copies of such other records of the Texas Entities, certificates of public officials and of officers or other representatives of the Texas Entities and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

Heckmann Corporation

March 13, 2012

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) That, at the time when any Debt Security guaranteed by a Guarantee is issued:

(A) such Debt Security and Guarantee shall have been issued pursuant to and in conformity with, the applicable Indenture and paid for as contemplated by the Prospectus and the applicable Prospectus Supplement (as defined below) thereto, and

(B) the Indenture under which such Debt Security is issued and any applicable supplemental indenture shall have been duly executed and delivered by each party thereto (including without limitation each Texas Entity) and shall constitute valid, binding and enforceable obligations of each party thereto.

(v) That, at the time when any Debt Security guaranteed by a Guarantee is issued, each Texas Entity shall:

(A) be an entity duly organized and validly existing under the laws of the State of Texas;

(B) have full power (corporate or otherwise) to execute, deliver and perform the applicable Indenture and to issue the applicable Guarantee included in each Indenture; and

(C) have duly authorized by all necessary action (corporate or otherwise) the execution, delivery and performance of the Indenture under which such Debt Security is issued, including without limitation the Guarantee included therein, and the execution, delivery and performance of the Indenture, including without limitation the Guarantee included therein, by such Texas Entity shall not contravene such Texas Entity’s certificate of formation or by-laws.

(vi) The Registration Statement and any amendments thereto (including any necessary post-effective amendment) shall have become effective under the Securities Act.

(vii) A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing the applicable Debt Security and its Guarantee.

We have not independently established the validity of the foregoing assumptions, and we note that the validity of some of the foregoing assumptions will be determined only in the future.

Heckmann Corporation

March 13, 2012

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that each Guarantee will be duly authorized, executed and delivered by each Texas Entity.

The opinion set forth above is limited to Texas law (including all applicable provisions of the constitution of the State of Texas and reported judicial decisions interpreting such law), and we do not express any opinion herein concerning any other laws.

This opinion letter may be relied on by Reed Smith LLP in connection with its opinion dated the date hereof filed as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transaction Documents. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ THOMPSON & KNIGHT LLP

RHS/AAI/WPW/ARC